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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 333-62257), Form S-8 and S-3 (File
No. 333-62137), Form S-8 (File No. 333-81451) and Form S-8 (File No. 333-46250)
of our report on the consolidated statements of income, stockholders' equity and cash flows of NAC Re Corporation for the year ended December 31, 1998, dated February 3, 1999 except for Note 15, as to which the date is February 15, 1999.

ERNST & YOUNG LLP
New York, New York
March 23, 2001